GrowGeneration Corp. Schedules First Quarter 2023 Earnings Release and Conference Call for May 9, 2023

DENVER, April 25, 2023 -– (BUSINESS WIRE) – GrowGeneration Corp. (NASDAQ: GRWG) ("GrowGen" or the "Company"), the largest chain of specialty hydroponic and organic garden centers with 61 stores across 17 states, today announced it will release its financial results for the first quarter ended March 31, 2023 on Tuesday, May 9, 2023 after market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. EDT.

To participate in the call, please dial (888) 664-6392 (domestic) or (416) 764-8659 (international). The conference code is 48923290. The call will also be webcast and can be accessed here or in the Investor Relations section of the GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp:
GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 61 stores across 17 states. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Investor Contact:
ICR, Inc. GrowGenIR@icrinc.com